Exhibit 99.1

Altra Reports Second-Quarter 2018 Results

Achieves Record EPS; Raises Guidance for Full Year 2018 as Growth Momentum Continues

BRAINTREE, Mass., July 26, 2018 - Altra Industrial Motion Corp. (Nasdaq: AIMC), a global manufacturer and marketer of electromechanical power transmission and motion control products, today announced unaudited financial results for the second quarter ended June 30, 2018.

Second-Quarter Financial Highlights

•

Net sales were $237.3 million, up 6.2% from $223.4 million in the second quarter of 2017. Excluding the positive impact of foreign currency translation, net sales were up 2.9% from the same quarter of 2017.

•	Net income increased 23.4% to $19.0 million, or $0.65 per diluted share, from $15.4 million, or $0.53 per diluted share, in the second quarter of 2017.
•	Non-GAAP net income grew 25.3% to $20.8 million, or $0.71 per diluted share, from $16.6 million, or $0.57 per diluted share, a year ago.*
•	Free cash flow increased 23.5% to $14.2 million year to date compared to the same period last year.*

Management Comments

“Our strong momentum continued in the second quarter as sales grew 6.2%, our sixth consecutive quarterly year-over-year increase,” said Carl Christenson, Altra’s Chairman and CEO. “We are capitalizing on the ongoing strength of the industrial economy, leveraging robust demand across most of our end markets, and we remain on-track in the execution of our growth strategy. Through our ongoing focus on bottom-line improvement, we achieved 23.4% and 25.3% increases in GAAP and non-GAAP net income, respectively, in the second quarter.*

“Integration planning is on target for the combined Fortive Automation & Specialty business and Altra businesses to hit the ground running on day one,” continued Christenson. “Our plan remains to close on the acquisition by the end of the year and our entire team is working very hard to close as early as possible. We look forward to creating a premium global industrial company that expands our portfolio across the technology spectrum and increases our exposure to end markets with attractive secular trends.

“We have a strong new business pipeline with excellent opportunities for organic growth, and increasing confidence in the staying power of the current industrial economy,” continued Christenson. “As a result of this optimism and our first-half performance, we are raising our guidance for full year 2018.”

Business Outlook

Altra is increasing its guidance for full year 2018. The Company currently expects full-year 2018 sales in the range of $920 to $935 million, up from its previous guidance in the range of $910 to $930 million.  Altra currently expects GAAP diluted EPS in the range of $2.06 to $2.11, and non-GAAP diluted EPS in the range of $2.45 to $2.55.  This is up from its previous guidance of GAAP diluted EPS in the range of $1.99 to $2.08, and non-GAAP diluted EPS guidance in the range of $2.36 to $2.49. The Company expects its tax rate for the full year to be approximately 23% to 25% before discrete items, capital expenditures in the range of $28 to $30 million, and depreciation and amortization in the range of $36 to $38 million.*

Reconciliations of Non-GAAP Disclosures

*Reconciliation of Non-GAAP Net Income:

	Quarter Ended		Year to Date Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net Income	$19,007	$15,384	$28,008	$25,710
Restructuring and consolidation costs	$566	$1,198	$1,509	$3,096
Loss on extinguishment of convertible debt	-	-	-	1,797
Loss on settlement of pension plan	-	-	5,086	-
Supplier warranty settlement	(1,980)	-	(1,980)	-
Amortization of inventory fair value adjustment	-	-	-	2,347
Acquisition related expenses	1,833	568	7,241	1,566
Tax impact of above adjustments	1,348	(529)	213	(2,620)
Non-GAAP net income*	$20,774	$16,621	$40,077	$31,896
Non-GAAP diluted earnings per share*	$0.71	$0.57	$1.37	$1.10

*Reconciliation of Free Cash Flow:

	Quarter Ended
	June 30, 2018	June 30, 2017
Net cash flows from operating activities	$29,109	$25,956
Purchase of property, plant and equipment	(14,936)	(14,416)
Free cash flow*	$14,173	$11,540
In Thousands of Dollars, except per share amounts

*Reconciliation of Non-GAAP Operating Margin:

	Quarter Ended		Year to Date Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Income from operations	$28,049	$23,149	$47,729	$40,811
Restructuring and consolidation costs	566	1,198	1,509	3,096
Amortization of inventory fair value adjustment	-	-	-	2,347
Supplier warranty settlement	(1,980)	-	(1,980)	-
Acquisition related expenses	1,833	568	7,241	1,566
Non-GAAP income from operations *	$28,468	$24,915	$54,499	$47,820
Non-GAAP Income from operations as a percent of net sales*	12.0%	11.2%	11.4%	10.9%

	Fiscal Year 2018	Fiscal Year 2018 Diluted earnings per share

Net Income	$60.0 - $61.4	$2.06 - $2.11
Adjustments (1)
Restructuring and consolidation costs	2.0 - 4.0
Acquisition related expenses (2)	7.2
Loss on settlement of pension plan	5.1
Supplier warranty settlement	(2.0)
Tax impact of above adjustments (3)	(1.0) - (1.5)

Non-GAAP Net Income	$71.3 - $74.2	$2.45 - $2.55

(1) Adjustments are pre-tax, with net tax impact listed separately.

(2) Due to the uncertainty as to when future acquisition-related expenditures will be incurred, Altra has only included in its reconciliation those costs incurred year-to-date.  Altra expects to incur between $30-$50 million in acquisition-related expenditures in conjunction with the planned Fortive A&S business acquisition.

(3) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 23% - 25% before discrete items by the above items with the exception of acquisition-related expenses and the supplier warranty settlement.  Due to the uncertainty of deductibility and the non-recurring nature of the acquisition-related expenses, no tax benefit is assumed and the negative rate impact has been adjusted from the non-GAAP net income calculation. The supplier warranty settlement income is not taxable in the local jurisdiction, therefore no tax impact has been assumed.

Conference Call

The Company will conduct an investor conference call to discuss its unaudited second-quarter 2018 financial results today, July 26, 2018 at 10:00 a.m. ET. The public is invited to listen to the conference call by dialing (877) 407-8293 domestically or (201) 689-8349 for international access. A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under presentations in the Investor Relations section. The charts will be available after earnings are released. A replay of the recorded conference call will be available after the conclusion of the call on July 26 through midnight on August 9, 2018. To listen to the replay, dial (877) 660-6853 domestically or (201) 612-7415 for international access (conference ID # 13681715). A webcast replay also will be available.

Altra Industrial Motion Corp.

Consolidated Statements of Income Data:	Quarter Ended				Year to Date Ended
In Thousands of Dollars, except per share amounts	June 30, 2018		June 30, 2017		June 30, 2018		June 30, 2017
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Net sales	$237,323		$223,357		$477,708		$438,792
Cost of sales	159,068		151,231		325,227		300,499
Gross profit	$78,255		$72,126		$152,481		$138,293
Gross profit as a percent of net sales	33.0%		32.3%		31.9%		31.5%
Selling, general & administrative expenses	43,382		41,619		90,512		82,003
Research and development expenses	6,258		6,160		12,731		12,383
Restructuring and consolidation costs	566		1,198		1,509		3,096
Income from operations	$28,049		$23,149		$47,729		$40,811
Income from operations as a percent of net sales	11.8%		10.4%		10.0%		9.3%
Loss on settlement of pension plan	-		-		5,086		-
Interest expense, net	2,065		2,031		3,899		3,736
Other non-operating income, net	(282)		(136)		(428)		(666)
Loss on extinguishment of convertible debt	-		-		-		1,797
Income before income taxes	$26,266		$21,254		$39,172		$35,944
Provision for income taxes	7,259		5,870		11,164		10,234
Income tax rate	27.6%		27.6%		28.5%		28.5%
Net income	19,007		15,384		28,008		25,710

Weighted Average common shares outstanding
Basic	28,979		28,978		29,085		28,873
Diluted	29,089		29,114		29,245		29,042

Net income per share
Basic	$0.66		$0.53		$0.97		$0.89
Diluted	$0.65		$0.53		$0.96		$0.89

Reconciliation of Non-GAAP Income From Operations:

Income from operations	$28,049		$23,149		$47,729		$40,811

Restructuring and consolidation costs	566		1,198		1,509		3,096
Amortization of inventory fair value adjustment	-		-		-		2,347
Supplier warranty settlement	(1,980)		-		(1,980)		-
Acquisition related expenses	1,833		568		7,241		1,566
Non-GAAP income from operations *	$28,468		$24,915		$54,499		$47,820
Non-GAAP Income from operations as a percent of net sales*	12.0%		11.2%		11.4%		10.9%

Reconciliation of Non-GAAP Net Income:

Net income	$19,007		$15,384		$28,008		$25,710

Restructuring and consolidation costs	566		1,198		1,509		3,096
Loss on extinguishment of convertible debt	-		-		-		1,797
Supplier warranty settlement	(1,980)		-		(1,980)		-
Loss on settlement of pension plan	-		-		5,086		-
Amortization of inventory fair value adjustment	-		-		-		2,347
Acquisition related expenses	1,833		568		7,241		1,566
Tax impact of above adjustments	1,348		(529)		213		(2,620)
Non-GAAP net income *	20,774		16,621		40,077		31,896
Non-GAAP diluted earnings per share *	$0.71	(1)	$0.57	(2)	$1.37	(3)	$1.10	(4)

(1) - Tax impact is calculated by multiplying the estimated effective tax rate for the period of 24.2% by restructuring and consolidation costs.  Acquisition related expenses in the quarter are not tax deductible, therefore the tax impact has been eliminated. The supplier warranty settlement income is not taxable in the local jurisdiction; therefore, no tax impact has been assumed.

(2) - Tax impact is calculated by multiplying the estimated effective tax rate for the period of 29.9% by the above items.

(3) - Tax impact is calculated by multiplying the estimated effective tax rate for the period of 24.2% by restructuring and consolidation costs and the loss on settlement of pension plan.  Acquisition related expenses for the year to date period are not tax deductible, therefore the tax impact has been eliminated. The supplier warranty settlement income is not taxable in the local jurisdiction; therefore, no tax impact has been assumed.

(4) - Tax impact is calculated by multiplying the estimated effective tax rate for the period of 29.8% by the above items.

Consolidated Balance Sheets
In Thousands of Dollars	June 30, 2018	December 31, 2017
	(unaudited)
Assets:
Current Assets
Cash and cash equivalents	$38,114	$51,994
Trade receivables, net	146,419	135,499
Inventories	149,592	145,611
Income tax receivable	1,832	6,634
Prepaid expenses and other current assets	21,012	17,344
Assets held for sale	701	1,081
Total current assets	357,670	358,163
Property, plant and equipment, net	189,328	191,918
Intangible assets, net	151,639	159,613
Goodwill	203,292	206,040
Deferred income taxes	1,592	2,608
Other non-current assets, net	3,031	2,315
Total assets	$906,552	$920,657

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$62,935	$68,014
Accrued payroll	27,066	32,091
Accruals and other current liabilities	38,475	32,921
Income tax payable	9,032	9,082
Current portion of long-term debt	1,364	384
Total current liabilities	138,872	142,492
Long-term debt - less current portion	260,024	275,587
Deferred income taxes	50,214	52,250
Pension liabilities	24,390	25,038
Long term taxes payable	5,418	6,322
Other long-term liabilities	14,742	22,263
Total stockholders' equity	412,892	396,705
Total liabilities, and stockholders' equity	$906,552	$920,657

Reconciliation to operating working capital:
Trade receivables, net	146,419	135,499
Inventories	149,592	145,611
Accounts payable	(62,935)	(68,014)
Operating working capital *	$233,076	$213,096

	Year to Date Ended
	June 30, 2018	June 30, 2017
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$28,008	$25,710
Adjustments to reconcile net income to net cash flows:
Depreciation	13,779	12,930
Amortization of intangible assets	4,900	4,685
Amortization of deferred financing costs	299	299
Loss on foreign currency, net	4	132
Loss on settlement of pension plan	5,086	-
Loss/(Gain) on disposal / impairment of fixed assets	298	(74)
Loss on extinguishment of debt	-	1,797
Stock based compensation	2,680	3,153
Amortization of inventory fair value adjustment	-	2,347
Changes in assets and liabilities:
Trade receivables	(12,971)	(12,812)
Inventories	(5,478)	(1,473)
Accounts payable and accrued liabilities	2,024	(9,212)
Other current assets and liabilities	(3,956)	(1,146)
Other operating assets and liabilities	(5,564)	(380)
Net cash provided by operating activities	29,109	25,956
Cash flows from investing activities
Purchase of property, plant and equipment	(14,936)	(14,416)
Working capital settlement from prior year acquisitions	-	2,883
Acquisition of Aluminum Die Casting, S.r.L.	(2,663)	-
Net cash used in investing activities	(17,599)	(11,533)
Cash flows from financing activities
Payments on Revolving Credit Facility	(24,449)	(24,054)
Dividend payments	(9,972)	(8,300)
Borrowing under Revolving Credit Facility	11,000	5,000
Payments of equipment, working capital notes, mortgages and other debt	(568)	(505)
Cash paid to redeem Convertible Notes	—	(954)
Shares surrendered for tax withholding	(1,490)	(386)
Net cash used in financing activities	(25,479)	(29,199)
Effect of exchange rate changes on cash and cash equivalents	89	4,639
Net change in cash and cash equivalents	(13,880)	(10,137)
Cash and cash equivalents at beginning of year	51,994	69,118
Cash and cash equivalents at end of period	$38,114	$58,981
Reconciliation to free cash flow:
Net cash flows from operating activities	29,109	25,956
Purchase of property, plant and equipment	(14,936)	(14,416)
Free cash flow*	$14,173	$11,540

Selected Segment Data	Quarter Ended June 30		Year to Date Ended June 30
In Thousands of Dollars, except per share amount	2018	2017	2018	2017
Net Sales:
Couplings, Clutches & Brakes	$122,734	$110,969	$242,907	$217,201
Electromagnetic Clutches & Brakes	65,136	65,281	134,243	129,159
Gearing	51,567	49,149	105,452	96,177
Eliminations	(2,114)	(2,042)	(4,894)	(3,745)
Total	$237,323	$223,357	$477,708	$438,792

Income from operations:
Couplings, Clutches & Brakes	$18,740	$12,007	$32,160	$20,352
Electromagnetic Clutches & Brakes	8,076	8,163	16,744	15,756
Gearing	6,399	6,590	12,515	12,115
Corporate	(4,600)	(2,413)	(12,181)	(4,316)
Restructuring and consolidation costs	(566)	(1,198)	(1,509)	(3,096)
Total	$28,049	$23,149	$47,729	$40,811

About Altra Industrial Motion Corp.

Altra Industrial Motion Corp., through its subsidiaries, is a leading global designer, producer and marketer of a wide range of electromechanical power transmission and motion control products. The Company brings together strong brands covering over 40 product lines with production facilities in twelve countries. Altra's leading brands include Ameridrives Couplings, Bauer Gear Motor, Bibby Turboflex, Boston Gear, Delroyd Worm Gear, Formsprag Clutch, Guardian Couplings, Huco, Industrial Clutch, Inertia Dynamics, Kilian Manufacturing, Lamiflex Couplings, Marland Clutch, Matrix, Nuttall Gear, Stieber Clutch, Stromag, Svendborg Brakes, TB Wood's, Twiflex, Warner Electric, Warner Linear, and Wichita Clutch.

The Altra Industrial Motion Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4038.

* Discussion of Non-GAAP Financial Measures

As used in this release and the accompanying slides posted on the Company's website, non-GAAP diluted earnings per share, non-GAAP income from operations and non-GAAP net income are each calculated using either net income or income from operations that excludes acquisition related costs, restructuring costs, and other income or charges that management does not consider to be directly related to the Company's core operating performance. Non-GAAP gross profit is calculated using gross profit that excludes income or charges that management does not consider to be directly related to the Company's core operating performance. Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by GAAP weighted average shares outstanding (diluted). Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from net cash flows from operating activities. Non-GAAP operating working capital is calculated by deducting accounts payable from net trade receivables plus inventories.

Altra believes that the presentation of non-GAAP net income, non-GAAP income from operations, non-GAAP gross profit, non-GAAP diluted earnings per share, non-GAAP free cash flow and non-GAAP operating working capital provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations.

Additional Information

This communication does not constitute an offer to buy, or a solicitation of an offer to sell, any securities of Fortive Corporation (“Fortive”), Stevens Holding Company, Inc. (“Newco”) or Altra Industrial Motion Corp. (“Altra”). In connection with the proposed transaction, Newco filed a registration statement on Form S-4/S-1 containing a prospectus and Altra filed a registration statement on Form S-4 containing a prospectus (together, the “registration statements”) and a preliminary proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”), in each case on May 8, 2018. Each of Altra and Newco have filed, and expect to file, amendments to these filings before they become effective. Investors and security holders are urged to read the registration statements and Altra’s preliminary proxy statement and any further amendments to these filings when they become available as well as any other relevant documents to be filed with the SEC when they become available because such documents contain or will contain important information about Altra, Fortive, Newco and the proposed transaction. Altra’s preliminary proxy statement, the registration statements and any further amendments to these filings as well as any other relevant documents relating to the proposed transaction can be obtained free of charge from the SEC’s website at www.sec.gov. Such documents can also be obtained free of charge from Fortive upon written request to Fortive Corporation, Investor Relations, 6920 Seaway Blvd., Everett, WA 98203, or by calling (425) 446-5000 or upon written request to Altra Industrial Motion Corp., Investor Relations, 300 Granite St., Suite 201, Braintree, MA 02184, or by calling (781) 917-0527.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as "believes," "expects," "potential," "continues," "may," "should," "seeks," "predicts," "anticipates," "intends," "projects," "estimates," "plans," "could," "designed,” "should be," and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, the statements under “Business Outlook,” our expectations regarding our tax rate, our expectations regarding our acquisition of the Fortive A&S businesses, and the Company’s guidance for full year 2018.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) risks associated with impairment of goodwill or intangibles assets, (17) failure of operating equipment or information technology infrastructure, (18) risks associated with our debt leverage and operating covenants under our debt instruments, (19) risks associated with restrictions contained in our Credit Facility, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with implementation of our ERP system, (23) risks associated with the Svendborg and Stromag acquisitions and integration and other acquisitions, (24) risks associated with certain minimum purchase agreements we have with suppliers, (25) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (26) risks associated with interest rate swap contracts, (27) risks associated with our exposure to renewable energy markets, (28) risks related to regulations regarding conflict minerals, (29) risks related to restructuring and plant consolidations, (30) risks related to our pending acquisition of Fortive A&S, including (a) the possibility that the conditions to the consummation of the proposed transaction will not be satisfied, (b) failure to obtain, delays in obtaining or adverse conditions related to obtaining stockholder or regulatory approvals, (c) the ability to obtain the anticipated tax treatment of the proposed transaction and related proposed transactions, (d) risks relating to any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects, (e) the possibility that we may be unable to achieve expected synergies and operating efficiencies in connection with the proposed transaction within the expected time-frames or at all and to successfully integrate Fortive A&S, (f) expected or targeted future financial and operating performance and results, (g) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintain relationships with employees, customers, clients or suppliers) being greater than expected following the proposed transaction, (h) failure to consummate or delay in consummating the proposed transaction for other reasons, (i) our ability to retain key executives and employees, (j) slowdowns or downturns in economic conditions generally and in the markets Fortive A&S’s businesses participate specifically, (k) slowdowns or downturns in the industrial economy, (l) lower than expected investments and capital expenditures in equipment that utilizes components produced by us or Fortive A&S, (m) lower than expected demand for our or Fortive A&S’s repair and replacement businesses, (n) our relationships with strategic partners, (o) the presence of competitors with greater financial resources than us and their strategic response to our products, (p) our ability to offset increased commodity and labor costs with increased prices, (q) our ability to successfully integrate the merged assets and the associated technology and achieve operational efficiencies, and (r) the integration of Fortive A&S being more difficult, time-consuming or costly than expected  and (31) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the SEC or in materials incorporated therein by reference. Except as required by applicable law, Altra Industrial Motion Corp. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of Altra. However, Fortive, Altra and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders of Altra in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Fortive may be found in its Annual Report on Form 10-K filed with the SEC on February 28, 2018 and its definitive proxy statement relating to its 2018 Annual Meeting filed with the SEC on April 16, 2018. Information about the directors and executive officers of Altra may be found in its Annual Report on Form 10-K filed with the SEC on February 23, 2018, its definitive proxy statement relating to its 2018 Annual Meeting filed with the SEC on March 23, 2018 and its preliminary proxy statement relating to the proposed transaction filed with the SEC on May 8, 2018.

CONTACT:

Altra Industrial Motion Corp.

Christian Storch, Chief Financial Officer

781-917-0541

Christian.storch@altramotion.com